Exhibit 3.8

                           CERTIFICATE OF ELIMINATION

                                       of

               SERIES E CONVERTIBLE PARTICIPATING PREFERRED STOCK

                                       of

                              COMFORCE CORPORATION

                         (Pursuant to Section 151(g) of
                      the Delaware General Corporation Law)


     COMFORCE Corporation, a corporation duly organized and existing under and by virtue of the laws of the State of Delaware (the "Company"), hereby certifies that the following Resolutions were adopted by the Board of Directors of the Company as required by Section 151 of the General Corporation Law of the State of Delaware and pursuant to authority expressly vested in it by the provisions of its Certificate of Incorporation, as amended, at a meeting duly convened and held on February 20, 1997:

                  NOW, THEREFORE, BE IT RESOLVED, that none of the authorized shares of Series E Convertible Participating Preferred Stock remain outstanding, and none will be issued pursuant to the Certificate of Designations previously filed by the Company with the Secretary of State of Delaware; and further

                  RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Company in accordance with the provisions of the Certificate of Incorporation, as amended, the Board of Directors hereby authorizes, approves, and adopts the Certificate of Elimination of the Series E Convertible Participating Preferred Stock in the form presented to the Directors, which form the Assistant Secretary of the Company is directed to attach to these minutes as "Exhibit A;" and further

                  RESOLVED, that any proper Officer of the Company be, and each of them hereby is, authorized to execute, deliver, and file the Certificate of Elimination with the Secretary of State of Delaware, and to execute, deliver, and file such other documents and to do any and all actions and things in the name of the Company determined by any one of them to be



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                  necessary and  appropriate in connection with the carrying out of the foregoing resolutions and matters contemplated thereby.

     IN WITNESS WHEREOF, COMFORCE Corporation has caused its corporate seal to be hereunder affixed and this certificate to be executed on behalf of the Company by its Chief Financial Officer this __ day of February, 1997.


                              COMFORCE CORPORATION


                              By:                 /s/ Paul Grillo
                                       ---------------------------------------
                                       Paul J. Grillo, Chief Financial Officer